   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 13, 2006

                                                     REGISTRATION NO. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                 ---------------------------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                 ---------------------------------------------

                             REHABCARE GROUP, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                    7733 FORSYTH BLVD., 23RD FLOOR            51-0265872
(State or other jurisdiction of           ST. LOUIS, MISSOURI 63105           (I.R.S. Employer
 incorporation or organization)                (314) 863-7422                Identification No.)
                                  (Address of Principal Executive Offices)

                             REHABCARE GROUP, INC.
                          2006 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                                DAVID B. GROCE
        SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                             REHABCARE GROUP, INC.
                        7733 FORSYTH BLVD., SUITE 2300
                           ST. LOUIS, MISSOURI 63105
                                (314) 863-7422
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                   COPY TO:
                            ROBERT M. LAROSE, ESQ.
                              THOMPSON COBURN LLP
                         ONE US BANK PLAZA, SUITE 3500
                           ST. LOUIS, MISSOURI 63101
                           TELEPHONE: (314) 552-6000
                           FACSIMILE: (314) 552-7000

                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
              TITLE OF                 AMOUNT TO BE       PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED       OFFERING PRICE PER       AGGREGATE OFFERING       REGISTRATION
                                                             SHARE(2)                  PRICE(2)                FEE
--------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value(1)        1,000,000            $12.13                 $12,130,000             $1,297.91
==========================================================================================================================

(1)  Includes one attached Preferred Stock Purchase Right per share.

(2) The proposed maximum aggregate offering price has been estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and 457(h)(1) and is based upon a price of $12.13 per share, being the average of the high and low transaction prices of the Company's Common Stock per share as reported on the New York Stock Exchange on November 6, 2006.

         The undersigned registrant, RehabCare Group, Inc. (the "Registrant"), hereby files this Registration Statement on Form S-8 (this "Registration Statement") to register one million (1,000,000) shares of the Registrant's common stock, $0.01 par value ("Common Stock"), and attached Preferred Stock Purchase Rights, for issuance to participants under the RehabCare Group, Inc. 2006 Equity Incentive Plan (the "Plan").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

    (i) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005;

   (ii) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006;

  (iii) The Registrant's Definitive Proxy Statement on Schedule 14A filed on March 28, 2006;

   (iv) The Registrant's Current Reports on Form 8-K and 8-K/A filed on February 7, 2006, February 13, 2006, March 9, 2006, March 16, 2006,
         March 30, 2006, May 5, 2006, May 8, 2006, May 10, 2006, June 6, 2006,
         June 19, 2006, July 7, 2006, August 4, 2006, September 7, 2006, and
         September 13, 2006;

    (v) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement filed on Form 8-A effective as of June 25, 1991, pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description; and

   (vi) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement filed September 5, 2002 on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.

         All documents deemed filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers

         Section 102 of the Delaware General Corporation Law allows a corporation to limit directors' personal liability to the corporation or its stockholders from monetary damages for breach of fiduciary duty as a director, with certain exceptions. ARTICLE SIXTH of the Company's Restated Certificate of Incorporation, as amended, provides such limitation to the fullest extent permitted by the General Corporation Law of Delaware.

         Section 145 of the Delaware General Corporation Law permits a corporation, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as such with respect to another entity at the request of the corporation. ARTICLE SEVENTH of the Registrant's Restated Certificate of Incorporation, as amended, and Article VII of the Registrant's Bylaws, as amended, provide for full indemnification of its directors and officers to the extent permitted by Section 145.

         The Company maintains a directors' and officers' liability insurance policy with total annual limits of $20,000,000. Subject to the limits, retentions, exceptions and other terms and conditions of the policy, the Company's directors and officers are insured against liability for any actual or alleged error, misstatement, misleading statement, act or omission in the discharge of their respective responsibilities to the Company solely in their capacity as directors and officers of the Company.

Item 8.  Exhibits.

         See Exhibit Index located on page 6 hereof.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of
         --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 31, 2006.

                                  REHABCARE GROUP, INC.



                                  By  /s/ David B. Groce
                                    -----------------------------------------
                                      David B. Groce, Senior Vice President,
                                      General Counsel and Corporate Secretary

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints John H. Short, Ph.D. and David B. Groce, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                          Title                                     Date
                ---------                          -----                                     ----

  /s/ John H. Short                         President, Chief Executive Officer           October 31, 2006
------------------------------------        and Director
John H. Short, Ph.D.                        (Principal Executive Officer)


  /s/ Jay W. Shreiner                       Senior Vice President,                       October 31, 2006
------------------------------------        Chief Financial Officer
Jay W. Shreiner                             (Principal Financial Officer)


  /s/ Jeff A. Zadoks                        Vice President, Finance                      October 31, 2006
------------------------------------        Corporate Controller
Jeff A. Zadoks                              (Principal Accounting Officer)


                                    - 4 -


  /s/ Harry E. Rich                         Chairman of the Board of Directors           October 31, 2006
------------------------------------
Harry E. Rich


  /s/ Colleen Conway-Welch                  Director                                     October 31, 2006
------------------------------------
Colleen Conway-Welch, Ph.D., R.N.


  /s/ Anthony S. Piszel                     Director                                     October 31, 2006
------------------------------------
Anthony S. Piszel, CPA


  /s/ Suzan L. Rayner                       Director                                     October 31, 2006
------------------------------------
Suzan L. Rayner, MD, MPH


  /s/ Larry Warren                          Director                                     October 31, 2006
--------------------------------------
Larry Warren


  /s/ Theodore M. Wight                     Director                                     October 31, 2006
------------------------------------
Theodore M. Wight

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                            Description
------                            -----------

4.1      Restated Certificate of Incorporation of the Company filed as Exhibit
         3.1 to the Company's Registration Statement on Form S-1, dated May 9, 1991 (Registration No. 33-40467), and incorporated herein by reference.

4.2      Certificate of Amendment of Certificate of Incorporation, filed as
         Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, and incorporated herein by reference.

4.3 Amended and Restated Bylaws of the Company filed as Exhibit 3.01 to the Company's Current Report on Form 8-K filed with the Commission on May 5, 2006, and incorporated herein by reference.

4.4 Rights Agreement, dated August 28, 2002, by and between the Company and Computershare Trust Company, Inc. filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed September 5, 2002, and incorporated herein by reference.

5.1 Opinion of Thompson Coburn LLP, as to the legality of the securities being registered.

23.1     Consent of KPMG LLP.

23.2     Consent of Ernst & Young LLP.

23.3     Consent of Thompson Coburn LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature pages to this Registration Statement).

99.1 RehabCare Group, Inc. 2006 Equity Incentive Plan, filed as Appendix A to the Company's definitive Proxy Statement on Schedule 14A for the 2006 Annual Meeting of Stockholders (File No. 001-14655) filed March 28, 2006, and incorporated herein by reference.